Exhibit 99.1

CADENCE FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On August 31, 2009, Cadence Bank, N.A. (“Cadence Bank”), a national bank and wholly owned subsidiary of Cadence Financial Corporation (the “Corporation”), and Galloway-Chandler-McKinney Insurance Agency, Inc., a Mississippi corporation, insurance agency and wholly owned subsidiary of Cadence Bank (“GCM”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with four limited liabilities companies established by former owners and employees of GCM: Galloway-Chandler-McKinney Insurance Agency of Columbus, LLC., Galloway-Chandler-McKinney Insurance Agency of West Point, LLC, Galloway-Chandler-McKinney Insurance Agency of Monroe County, LLC and Galloway-Chandler-McKinney Insurance Agency of Starkville, LLC (collectively, the “Buyers”).

Pursuant to the terms of the Asset Purchase Agreement, Cadence Bank sold the assets used in and liabilities arising from GCM’s insurance operation, including cash, customer lists, property rights, receivables and personal property at GCM facilities in Columbus, Starkville, West Point, Aberdeen and Amory, Mississippi, pursuant to the Asset Purchase Agreement described in Item 1.01 above. The liabilities assumed by the Buyers in the transaction include all of the liabilities of GCM’s insurance operation of approximately $2.2 million, subject to certain adjustments. The total purchase price of the assets and liabilities of GCM sold by the Corporation pursuant to the Asset Purchase Agreement was $5,517,000. The Buyers used the cash in accounts of GCM, personal savings and borrowings to fund their acquisition of such assets and the assumption of liabilities. The following unaudited pro forma consolidated financial statements of the Corporation give effect to these transactions.

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of the Corporation and has been prepared to illustrate the pro forma effect of the disposition of GCM. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the sale of GCM as if those transactions had occurred on June 30, 2009, and the adjustments give effect to events that are directly attributable to the transaction regardless of whether they have a continuing impact or are nonrecurring. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 give effect to the transactions as if they had occurred on January 1, 2008 and January 1, 2009, respectively.

The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial information is not intended to represent what the Corporation’s financial position was or results of operations would have been if the dispositions had occurred on those dates or to project the Corporation’s financial position as of any future date or results of operations for any future period. The pro forma financial statements include no assumptions regarding the use of proceeds, which are presented as additional cash and cash equivalents on the unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma consolidated balance sheet and statements of operations filed with this report are presented for illustrative purposes only.

The historical financial information of the Corporation, set forth below, has been derived from the historical audited and unaudited consolidated financial statements of the Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

The unaudited pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Corporation and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Corporation’s Form 10-K for the year ended December 31, 2008 and the unaudited financial statements filed in the Corporation’s Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

CADENCE FINANCIAL CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF CONDITION

JUNE 30, 2009

($ in thousands, except share data)

	AS REPORTED	ADJUSTMENTS (2)	PRO FORMA

ASSETS:

Cash and Due From Banks	$31,484	$4,959	$36,443

Interest Bearing Deposits Due From Banks	44,371	(4,348)	40,023

Total Cash and Due From Banks	75,855	611	76,466

Securities:

Securities Available-for-Sale	546,728	—	546,728

Securities Held-to-Maturity	14,196	—	14,196

Total Securities	560,924	—	560,924

Federal Funds Sold and Securities Purchased Under Agreements To Resell	20,566	—	20,566

Other Earning Assets	19,424	—	19,424

Loans	1,244,227	—	1,244,227

Less: Allowance for Loan Losses	(46,722)	—	(46,722)

Net Loans	1,197,505	—	1,197,505

Premises and Equipment, Net	32,305	(304)	32,001

Interest Receivable	8,355	(30)	8,325

Other Real Estate Owned	16,686	—	16,686

Goodwill and Other Intangibles	1,667	—	1,667

Other Assets	46,885	(626)	46,259

Total Assets	$1,980,172	$(349)	$1,979,823

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Noninterest-Bearing Deposits	$167,971	$—	$167,971

Interest-Bearing Deposits	1,377,297	—	1,377,297

Total Deposits	1,545,268	—	1,545,268

Interest Payable	2,312	—	2,312

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	88,374	—	88,374

Federal Home Loan Bank Borrowings	167,535	—	167,535

Subordinated Debentures	30,928	—	30,928

Other Liabilities	16,262	(810)	15,452

Total Liabilities	1,850,679	(810)	1,849,869

SHAREHOLDERS’ EQUITY:

Preferred Stock - $10 Par Value, Authorized 10,000,000 shares, Issued - 44,000 Shares at June 30, 2009	41,893	—	41,893

Common Stock - $1 Par Value, Authorized 50,000,000 shares, Issued - 11,912,564 Shares at June 30, 2009	11,913	—	11,913

Surplus and Undivided Profits	76,066	461	76,527
Accumulated Other Comprehensive Income (Loss)	(379)	—	(379)

Total Shareholders’ Equity	129,493	461	129,954

Total Liabilities and Shareholders’ Equity	$1,980,172	$(349)	$1,979,823

(1)	Assumes disposition of substantially all assets and liabilities of GCM as of June 30, 2009. The assumed sales price was adjusted for the change in GCM’s working capital balance between the assumed transaction date and the date of the Corporation’s valuation.
(2)	Adjustments represent balances from GCM’s statement of condition as of June 30, 2009. The calculated gain on sale was included in the adjustment to “Surplus and Undivided Profits.”

CADENCE FINANCIAL CORPORATION

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2009

($ in thousands, except share and per share data)

	AS REPORTED	ADJUSTMENTS (2)	PRO FORMA

INTEREST INCOME:

Interest and Fees on Loans	$32,175	$—	$32,175
Interest and Dividends on Investment Securities	9,725	—	9,725
Other Interest Income	223	(48)	175

Total Interest Income	42,123	(48)	42,075

INTEREST EXPENSE:

Interest on Deposits	14,873	—	14,873
Interest on Borrowed Funds	4,233	—	4,233

Total Interest Expense	19,106	—	19,106

Net Interest Income	23,017	(48)	22,969
Provision for Loan Losses	55,756	—	55,756

Net Interest Income After Provision for Loan Losses	(32,739)	(48)	(32,787)

OTHER INCOME:

Service Charges on Deposit Accounts	4,130	—	4,130
Trust Department Income	973	—	973
Insurance Commission and Fee Income	2,356	(2,356)	—
Mortgage Loan Fee Income	637	—	637
Other Non-Interest Income	2,749	417	3,166
Gains (Losses) on Securities - Net	139	—	139

Total Other Income	10,984	(1,939)	9,045

OTHER EXPENSE:

Salaries and Employee Benefits	15,742	(1,660)	14,082
Net Premises and Fixed Asset Expense	3,956	(185)	3,771
Impairment Loss on Goodwill	66,846	(304)	66,542
Other Operating Expense	11,333	(254)	11,079

Total Other Expense	97,877	(2,403)	95,474

Income (Loss) Before Income Taxes	(119,632)	416	(119,216)
Applicable Income Tax Expense (Benefit)	(21,461)	43	(21,418)

Net Income (Loss)	(98,171)	373	(97,798)

Preferred Stock Dividend and Accretion of Discount	974	—	974

Net Income (Loss) Applicable to Common Shareholders	$(99,145)	$373	$(98,772)

Net Income (Loss) Per Share - Basic and Diluted	$(8.24)	$0.03	$(8.21)

Net Income (Loss) Applicable to Common Shareholders Per Share - Basic and Diluted	$(8.32)	$0.03	$(8.29)

Average Weighted Common Shares:
Basic	11,913,683	—	11,913,683
Diluted	11,914,689	—	11,914,689

(1)	Assumes disposition of substantially all assets and liabilities of GCM as of January 1, 2009. The assumed sales price was adjusted for the change in GCM’s working capital balance between the assumed transaction date and the date of the Corporation’s valuation.
(2)	Adjustments were derived from GCM’s statement of operation for the six months ended June 30, 2009. The calculated gain on sale was included in the adjustment to “Other Non-Interest Income.”

CADENCE FINANCIAL CORPORATION

CONSOLIDATED PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands)	AS REPORTED	ADJUSTMENTS (2)	PRO FORMA

INTEREST INCOME:

Interest and Fees on Loans	$81,533	$—	$81,533
Interest and Dividends on Investment Securities	20,832	—	20,832
Other Interest Income	492	(138)	354

Total Interest Income	102,857	(138)	102,719

INTEREST EXPENSE:

Interest on Deposits	35,682	—	35,682
Interest on Borrowed Funds	11,648	—	11,648

Total Interest Expense	47,330	—	47,330

Net Interest Income	55,527	(138)	55,389
Provision for Loan Losses	28,599	—	28,599

Net Interest Income After Provision for Loan Losses	26,928	(138)	26,790

OTHER INCOME:

Service Charges on Deposit Accounts	9,133	—	9,133
Trust Department Income	2,305	—	2,305
Insurance Commission and Fee Income	5,028	(5,028)	-
Mortgage Loan Fee Income	1,156	—	1,156
Other Non-Interest Income	4,980	349	5,329
Gains (Losses) on Securities – Net	390	—	390
Impairment Loss on Securities	—	—	—

Total Other Income	22,992	(4,679)	18,313

OTHER EXPENSE:

Salaries and Employee Benefits	30,690	(3,549)	27,141
Net Premises and Fixed Asset Expense	7,993	(393)	7,600
Other Operating Expense	19,612	(512)	19,100

Total Other Expense	58,295	(4,454)	53,841

Income (Loss) Before Income Taxes	(8,375)	(363)	(8,738)
Applicable Income Tax Expense (Benefit)	(5,019)	(150)	(5,169)

Net Income (Loss)	$(3,356)	$(213)	$(3,569)

Net Income (Loss) Per Share – Basic and Diluted	$(0.28)	$(0.02)	$(0.30)

Average Weighted Shares:
Basic	11,907,114	—	11,907,114
Diluted	11,930,979	—	11,930,979

(1)	Assumes disposition of substantially all assets and liabilities of GCM as of January 1, 2008. The assumed sales price was adjusted for the change in GCM’s working capital balance between the assumed transaction date and the date of the Corporation’s valuation.
(2)	Adjustments were derived from GCM’s statement of operation for the year ended December 31, 2008. The calculated gain on sale was included in the adjustment to “Other Non-Interest Income.”